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                                                Exhibit 11.1


                    GENESEE & WYOMING INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (in thousands, except per share amounts)

                                                         YEAR TO DATE
                                                        MARCH 31, 1998
                                                       ---------------

BASIC EARNINGS PER SHARE CALCULATION:
-------------------------------------
Net Income                                                 $2,282


Weighted average number of shares
 of common stock                                            5,293
                                                            =====

Earnings per share - basic                                  $0.43
                                                           ======


DILUTED EARNINGS PER SHARE CALCULATION:
---------------------------------------

Net Income                                                 $2,282

Weighted average number of shares of common stock and common stock equivalents outstanding:

  Weighted average number of shares
    of common stock                                         5,293

  Common stock equivalents issuable under stock
   option plans                                               134

  Weighted average number of shares of common stock
   and common stock equivalents - diluted                   5,427
                                                           ======

Earnings per share - diluted                               $ 0.42
                                                           ======